UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2007

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Leggett & Platt, Incorporated (the “Company”) is filing this Amendment No. 2 to Form 8-K to amend the Company’s Current Report on Form 8-K filed November 14, 2007 and its Amendment No. 1 to Form 8-K filed December 21, 2007, in order to update certain disclosures therein under Items 2.05 and 2.06 with respect to the Company’s exit and disposal activities.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The Company’s Strategic Plan. On November 13, 2007, the Company’s Board of Directors approved a new strategic plan. As part of the strategic plan, the Company will manage its business units as a portfolio with different roles (Grow, Core, Fix or Divest) for each business unit based upon competitive advantages, strategic position and financial health. The Company is implementing a much more rigorous strategic planning process, in part to continually assess each business unit’s role in the portfolio. Those in the Grow category will provide avenues for profitable growth and investment in competitively advantaged positions. Those in the Core category are charged with enhancing productivity, maintaining market share, and generating cash while using minimal amounts of capital. Business units in the Fix category will be given limited time in which to rapidly and significantly improve performance, while those in the Divest category will be actively marketed for sale or closed.

After significant study, the Company announced that it intends to eliminate approximately $1.2 billion of its revenue base. This includes the anticipated divestiture of some operations, the pruning of some business and the closure of certain underperforming plants. The largest portion (approximately $910 million in revenue) of the exit activities is the anticipated divestiture of the Company’s Aluminum Products segment and all or a portion of six additional business units. Of the six business units, three are in the Residential Furnishings segment (Fibers—$80 million revenue; Wood Products—$60 million revenue; Coated Fabrics—$50 million revenue); two are in the Commercial Fixturing & Components segment (Storage Products—$100 million revenue; and Plastics—$50 million revenue), and one is in the Specialized Products segment (the dealer portion of Commercial Vehicle Products—$80 million revenue).

In addition to the above, the Company anticipates pruning approximately $100 million (or approximately 20%) of the Store Fixture business unit’s least profitable revenue. This unit was placed in the Fix category and given a 12-month deadline by which we anticipate its after-tax return should reach at least cost of capital levels. Finally, several Grow and Core business units, though otherwise healthy, contain individual plants operating at unacceptable profit levels. The Company anticipates the closure or divestiture of a number of these unprofitable facilities, and an ensuing reduction in revenue of approximately $200 million. The Company anticipates that the exit activities will be completed by the end of 2008.

The pre-tax proceeds generated from the divestitures pursuant to the Strategic Plan are expected to recover the carrying value of the locations held for sale. At December 31, 2007, the Company had $481 million of net assets classified as held for sale, of which $15 million represented assets not associated with the Strategic Plan. The net assets held for sale can fluctuate in the future due to changes in working capital until these businesses are divested.

On November 14, 2007, the Company filed a Current Report on Form 8-K under Items 2.05 and 2.06 making disclosures with respect to these exit activities. On December 21, 2007, the Company filed an Amendment No. 1 to Form 8-K providing partial estimates of anticipated restructuring costs and asset impairment charges associated with the exit activities.

Estimates of Restructuring and Asset Impairment Costs Associated with the Strategic Plan. On January 24, 2008, the Company determined that the total estimated amount of restructuring costs and asset impairments we expect to incur in connection with the Strategic Plan exit activities is approximately $302 to $312 million, of which $287 million was incurred in the fourth quarter, as shown in the table below.

(Amounts in Millions)

Total Amount of Costs Incurred with Strategic Plan Exit Activities in the Fourth Quarter of 2007
Type of Cost	Amount for each Type of Cost	Amount for Costs that Resulted in Cash Expenditures
Restructuring Costs
Employee Termination Costs	$.8	$.8
Contract Termination Costs	2.0	2.0
Other Exit Costs, primarily plant closure and asset relocation	.2	.2

Total Restructuring Costs	3.0	3.0
Asset Impairment
Goodwill Impairment	243.0
Long-Lived Asset Impairment	33.7

Total Asset Impairment	276.7
Inventory Write-Down	7.4

Total Costs	$287.1	$3.0

The Company anticipates the timing of these costs to be incurred as follows: approximately $287 million was incurred in the fourth quarter of 2007 of which $3 million were cash charges; and an additional estimated $15 to $25 million by the end of 2008, at which time the Strategic Plan exit activities are expected to be complete. At this time the Company is unable, in good faith, to allocate the $15 to $25 million among the type of costs disclosed above, or estimate the amount of these costs expected to result in future cash expenditures.

The Company incurred an additional $15 million of asset impairment and restructuring-related costs in the fourth quarter of 2007 not associated with the Strategic Plan exit activities. Of the total asset impairment and restructuring-related costs incurred in the fourth quarter, $137 million was associated with discontinued operations.

The following table contains information, by segment, regarding the approximate amount of costs and charges incurred in connection with the Strategic Plan exit activities in the fourth quarter of 2007.

(Amounts in Millions)

Amounts Incurred in Fourth Quarter of 2007 Associated with Strategic Plan Exit Activities by Segment
	Restructuring Costs	Asset Impairment Charges	Inventory Write-Down	Total Costs
Residential Furnishings	$-0-	$17.8	$5.7	$23.5
Commercial Fixturing & Components	2.8	144.8	1.7	149.3
Aluminum Products	-0-	83.2	-0-	83.2
Industrial Materials	-0-	-0-	-0-	-0-
Specialized Products	.2	30.9	-0-	31.1

Total	$3.0	$276.7	$7.4	$287.1

Forward Looking Statements. This Current Report on Form 8-K and our other public disclosures, whether written or oral, may contain “forward-looking” statements including, but not limited to, the estimates of the amounts and timing of costs and charges resulting from the exit activities; the number and nature of business units to be divested; the amount of revenue reduced as a result of the exit activities; the timing of and amount of proceeds anticipated to be generated from the divestitures; and the underlying assumptions relating to the forward-looking statements. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intends,” “may,” “plans,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

It is not possible to anticipate and list all risks, uncertainties and developments which may affect the future operations or performance of the Company, or which otherwise may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following:

•

the preliminary nature of the estimates related to the exit activities, and the possibility that all or some of the estimates may change as the Company’s analysis develops, additional information is obtained, and the Company’s efforts to divest the businesses progresses;

•	our ability to timely implement the strategic plan in a manner that will positively impact our financial condition and results of operation;

•	the impact of the strategic plan on the Company’s relationships with its employees, major customers and vendors;

•	our ability to dispose of assets pursuant to the strategic plan and obtain expected proceeds;

•

factors that could affect the industries or markets in which we participate, such as growth rates and opportunities in those industries, changes in demand for certain products or trends in capital spending;

•	our ability to improve operations and realize cost savings;

•	factors that could impact costs, including the availability and pricing of steel rod and scrap and other raw materials, the availability of labor, wage rates and energy costs;

•	our ability to pass along raw material cost increases to our customers;

•	our ability to maintain profit margins if our customers change the quantity and mix of our components in their finished goods;

•	price and product competition from foreign (particularly Asian) and domestic competitors;

•	a significant decline in the long-term outlook for any given reporting unit that could result in goodwill impairment;

•	future growth of acquired companies;

•	our ability to bring start up operations on line as budgeted in terms of expense and timing;

•	litigation risks, including litigation regarding product liability and warranty, intellectual property and worker’s compensation expense;

•	our ability to achieve long-term targets for sales, earnings and margins for the Company as a whole and for each segment;

•

changes in competitive, economic, legal and market conditions and related factors, such as the rate of economic growth in the United States and abroad, inflation, currency fluctuation, political risk, U.S. or foreign laws or regulations, interest rates, housing turnover, employment levels, consumer sentiment, taxation and the like.

Item 2.06	Material Impairments.

The information contained in Item 2.05 relating to asset impairment charges is incorporated into this Item 2.06 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: January 30, 2008	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary